Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Macon Financial Corp. and Macon Bancorp

Franklin, North Carolina

We consent to the inclusion in this Registration Statement on Form S-1 as amended of Macon Financial Corp. of our report dated March 21, 2011, with respect to the consolidated financial statements of Macon Bancorp and subsidiary and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP

(successor to Goodman & Company LLP; formerly Dixon Hughes PLLC)

Atlanta, Georgia

July 28, 2011